UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2019
SONOCO PRODUCTS COMPANY
Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
No par value common stock	SON	New York Stock Exchange, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 17, 2019, the registrant entered into a 364-day, $200 million Term Loan Facility with Wells Fargo Bank, National Association. The full $200 million was drawn from this facility on May 20, 2019, and the proceeds are being used to make voluntary contributions to the registrant's U.S. defined benefit pension plans. The unsecured loan has a 364-day term and the registrant has a one-time option to extend the term for an additional 364 days at its sole discretion. Interest is assessed at the London Interbank Offered Rate (LIBOR) plus a margin based on a pricing grid that uses the registrant’s credit ratings. The current LIBOR margin is 100 basis points. There is no required amortization and repayment can be accelerated at any time at the discretion of the registrant.

Section 8 – Other Events

Item 8.01	Other Events.

On May 21, 2019, Sonoco Products Company issued a news release announcing that it has entered into a $200 million, one-year term loan and is using the proceeds to make a voluntary contribution to its U.S. defined benefit pension plans, as discussed in Item 2.03 above. A copy of that release is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99
Registrant's news release dated May 21, 2019, announcing that it has entered into a $200 million, one-year term loan and is using the proceeds to make a voluntary contribution to its U.S. defined benefit pension plans.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: May 21, 2019	By: /s/ Julie C. Albrecht
Jule C. Albrecht
Vice President and Chief Financial Officer